STATE OF NORTH CAROLINA
                                                                 LEASE AGREEMENT
COUNTY OF CABARRUS


         THIS LEASE AGREEMENT is made and entered into as of the 9th day of July, 1997, by and between Performance Park Partners, LLC a North Carolina limited liability company with offices in Charlotte, North Carolina ("Landlord") and Sports Image, Inc. an Arizona corporation ("Tenant").


                              PRELIMINARY STATEMENT

         A. Landlord is the owner of that certain parcel of land (the "Land") containing approximately 16.3 acres located on Hudspeth Road (S.R. 1302) near its intersection with Morehead Road (S.R. 1300) in Cabarrus County, North Carolina. The Land is depicted on the boundary and division survey dated June 2, 1997 attached hereto as Exhibit A.

         B. Landlord shall construct on the Land an office warehouse building (the "Building") containing approximately 113,755 square feet of floor area, together with associated improvements such as parking areas, sidewalks, landscaped areas and utility facilities (collectively, with the Building, the "Improvements") on the Land. Tenant intends to occupy the Building and use the other Improvements for office, warehouse and related purposes.

         C. The Land, the Building and the other Improvements are referred to collectively in this Lease as the "Premises." In order to evidence their agreement regarding Tenant's lease of the Premises, the parties are entering into this Lease Agreement (this "Lease").

                                      LEASE

         NOW, THEREFORE, in consideration of $1.00 paid in hand by Tenant to Landlord, the mutual covenants and conditions contained in this Lease, including the covenant to pay rent, and other good and valuable consideration, Landlord and Tenant hereby agree, for themselves, their successors and assigns, as follows:

         1. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, for the term and on the terms and conditions set forth in this Lease.

         2. Term. The term of this Lease shall begin on the date that the substantially completed Premises are delivered to Tenant, as provided in paragraph 5, and shall end at midnight on the last
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day of the Two Hundred Fortieth  (240th)  complete  calendar month following the commencement date.

         3. Renewal. Provided Tenant is not in default under this Lease, Tenant shall have the right to renew this Lease for four (4) periods of five (5) years each. Each renewal period shall be on the same terms and conditions set forth in this Lease except that Tenant shall have no further renewal rights after the final renewal period. All references in this Lease to the term of this Lease shall be deemed to include the renewal periods provided for herein unless the context clearly indicates a different meaning.

         4. Exercise of Renewal. The right of Tenant to renew this Lease shall be exercised by written notice delivered to Landlord in the manner provided in paragraph 25 below not less than ninety (90) days prior to the expiration of the initial term or the then current renewal period, as applicable, after which Tenant's renewal right shall expire, time being of the essence. Notwithstanding the foregoing, Tenant's right to exercise its renewal option shall not expire until ten (10) days after Landlord has delivered notice to Tenant that Tenant has failed to timely exercise its option to renew.

         5. Delivery of Premises. Landlord shall deliver the Premises to Tenant when the Premises are substantially completed. Landlord and Tenant expect the Premises to be substantially completed within nine (9) months after commencement of construction, and Landlord and Tenant agree to exercise reasonable efforts to meet the expectation. If, however, the Premises are not substantially completed by the end of the twelfth (12th) month after commencement of construction, and if such failure to achieve substantial completion is not due to force majeure or to delays caused by Tenant, Tenant may terminate this Lease by written notice to Landlord and neither party shall have any further rights or obligations under this Lease. In this lease, the Premises shall be deemed to be "substantially completed" on the date the last of the following occurs:

                  (a) Landlord's contractor states in writing for the benefit of Tenant that the Premises have been substantially completed in accordance with the nine (9) page Scope of the Work Specifications of G.L. Wilson Building Company (the "Contractor") dated May 28, 1997 and the five (5) page site plan, floor plan, elevation and main and upper level enlarged plan of the Contractor both attached as Exhibit B to this Lease, subject only to minor punchlist items that do not materially impair the use of the Premises for their intended purpose; and

                  (b) A temporary certificate of occupancy is issued for the Premises by the appropriate authority, subject only to conditions that do not materially impair the use of the Premises for their intended purpose.
                                       -2-
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         Tenant shall inspect the Premises within thirty (30)days after delivery thereof and submit a written punchlist of construction defects to Landlord. If Tenant does not submit such punchlist on or before the thirtieth (30th) day after delivery of the Premises, Tenant shall be deemed to have accepted the Premises "as is". If Tenant omits any item from such punchlist, Tenant shall be deemed to have accepted such item "as is". Tenant acknowledges that Landlord makes no representations or warranties as to the condition of the Premises or their suitability for any particular purpose, and that Landlord shall have no responsibility to make any repairs or alterations to the Premises prior to or after their delivery to Tenant. Tenant shall look to the contractor and not to Landlord for corrections of punchlist items. Landlord shall assign to Tenant all of Landlord's rights in, to and under any warranties affecting the Premises.

         6. Rent. Tenant shall pay to Landlord as monthly rent the applicable amount stated below in this paragraph 6, payable in advance on the first day of each calendar month without deduction or setoff, commencing on the commencement date of the term of this Lease and continuing throughout the term of this Lease. If the commencement date falls on a day other than the first day of a calendar month, the installment of rent payable for the initial partial calendar month shall be payable on the first day of the following calendar month. All rent shall be paid to Landlord at the address to which notices to Landlord are given as set forth in paragraph 25 below, and shall be paid without demand, setoff or deduction. Rent for any partial month shall be prorated on a daily basis. All past due rent shall bear interest at the rate of twelve percent (12%) per annum from the date due until the date paid. The following are the amounts of rent applicable to the respective portions of the terms of this Lease:

                                                              113,755 sq.ft.
 Years               Monthly Rent        Annual Rent       (Annual Rent/sq.ft.)
 -----               ------------        -----------       --------------------

  1-2               $   57,833.33         $688,000                $   5.69
  3-4               $   61,833.33         $736,000                $   6.09
  5-6               $   65,833.33         $784,000                $   6.49
  7-8               $   69,833.33         $832,000                $   6.88
  9-10              $   73,833.33         $880,000                $   7.28

Annual rent for each of years 11-20 of the term of this Lease be adjusted as of the first day of each such year and shall equal the greater of (a) the sum of
(i) annual rent for the immediately preceding year plus (ii) three percent (3%) of annual rent for the immediately preceding year, or (b) the sum of (i) annual rent for the immediately preceding year plus (ii) annual rent for the preceding year multiplied by the percentage increase in "CPI" during the immediately preceding year, stated as a decimal. "CPI" on each rent adjustment date shall be measured by the U.S. Department of Labor Consumer Price Index for all Urban Consumers (U.S. City Average, 1982-84=100) most recently published prior to each such date; or if such index is not then in use, by the index most nearly comparable thereto. Tenant shall pay to Landlord as monthly rent for each of years 11-20 of the term of this Lease an amount equal to one-twelfth (1/12) of the applicable annual rent, payable in advance on the first day of each calendar month without deduction or setoff. Rent for each year of each renewal period, if any, exercised during the term of this Lease shall be calculated and paid in the same manner as for years 11-20 of the term of this Lease.

         7. Additional Rent. If Tenant does not pay such expenses directly as provided in this Lease, Tenant shall pay to Landlord, as additional rent, the following operating expenses incurred by Landlord with respect to the Premises during the term of this Lease:

                  (a) All real estate taxes and assessments levied or assessed against the Premises;

                  (b) The premiums for all policies of casualty and liability insurance maintained by Landlord with respect to the Premises;

                  (c) The cost of all utility services provided to the Premises, including but not limited to electricity, natural gas, water and sewer services and trash removal;

                  (d) The cost of all  repairs to the  Premises,  including  any
         alterations,   structural  or  otherwise,   necessary  to  comply  with
         applicable laws; and

                  (e) All other costs incurred by Landlord in operating and maintaining the Premises, including but not limited to the cost of janitorial services, security services, maintenance of landscaped and paved areas, maintenance of utility systems and other similar expenditures.

         Tenant shall reimburse Landlord for each of the foregoing expenses within ten (10) days after receipt of a written statement from Landlord, detailing the expense incurred by Landlord. This paragraph 7 shall not be deemed either to obligate Landlord to pay any such amounts or to constitute consent by Landlord to Tenant's failure to pay such amounts directly as required in the other provisions of this Lease, but this paragraph 7 is intended only to provide an alternate remedy for the protection of Landlord exercisable by Landlord at Landlord's sole option and at Landlord's sole discretion in case of Tenant's failure to pay such amounts directly.

         8. Repair and Maintenance. Tenant shall maintain in good condition and repair the entire Premises, including without limitation the Building and other Improvements on the Premises, and all roofs and exterior walls, landscaping, driveways and parking areas, and shall make all necessary repairs to the building structure and concealed systems (including without limitation plumbing, electrical, heating and air conditioning) within or servicing the Premises. Tenant shall also make any modifications to the Premises required to comply with applicable legal requirements, including without limitation the Americans with Disabilities Act.

         9. Alterations and Personal Property. Tenant shall have no right to make any alterations in the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall submit to Landlord a written request for consent to alterations, and such request shall include a complete description of the proposed scope and schedule of work, together with complete plans and specifications. Landlord may withhold, condition or delay its consent if the alterations will decrease the value of Premises or will violate any applicable laws, ordinances or restrictions affecting the Premises. If Landlord approves any such alterations, Tenant must obtain advance written approval from Landlord of plans and specifications for the work, and shall keep the Premises free and clear of any lien or claim of lien arising out of any such work occurring, or allegedly occurring, by, through or under Tenant. Tenant shall immediately pay and discharge any such lien or claim of lien that is filed. Notwithstanding the foregoing, Landlord's approval of plans and specifications shall not be required for any interior, non-structural alteration costing less than $50,000.00.

         All trade fixtures and furnishings installed in or attached to the Premises by and at the expense of Tenant may be removed by Tenant at any time during the Lease term provided Tenant is not in default hereunder, and provided that such removal will not damage the Premises or that any damage caused by such removal will be promptly repaired by Tenant at its expense. Any such property not so removed before the expiration of the term of this Lease or the earlier termination of this Lease shall, as Landlord's option, become the property of Landlord, or shall be removed by Tenant. Tenant shall repair any damage caused by removal, and these obligations shall survive termination of this Lease or expiration of the Lease term. All personal property, equipment and trade fixtures owned by Tenant shall be brought onto the Premises at Tenant's sole risk, and Tenant hereby releases Landlord from any liability for damage to such property, no matter how caused.

         10. Taxes. Tenant shall pay, prior to delinquency, all real estate taxes and assessments that are levied or assessed against the Premises during the term of this Lease. Tenant also shall pay, prior to delinquency, all taxes, assessments, license fees and other charges of any nature whatsoever that are levied or assessed against any personal property or equipment of Tenant or are otherwise based on Tenant's operations within the Premises during the term of this Lease. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payments. All real estate taxes and assessments for the year in which the term of this Lease commences shall be prorated between Tenant and Landlord.

         11. Utilities and Services. Tenant shall make all arrangements for and pay for all utilities and services furnished to the Premises, including, without limitation, gas, electricity, water, sewer and telephone service, and for all charges for initiation of service therefor. Landlord represents and warrants that all utilities used by Tenant at the Premises are, or will be at the commencement of the term of this Lease, separately metered from any other property.

         12. Damage by Casualty or Fire. If the Building or other Improvements are totally or partially damaged or destroyed by casualty, explosion or fire, however caused, or by the elements, or by any other casualty covered by a standard "all-risk" policy of casualty insurance, then the same shall be promptly restored by Tenant to their previous condition. Such destruction shall not terminate this Lease. In case of any such damage or destruction, there shall be no abatement or reduction of rent. Notwithstanding the foregoing, if the Building is damaged or destroyed to an extent greater than fifty percent (50%) of the replacement cost thereof during the last two (2) years of the initial term of this Lease or during the last two (2) years of any renewal period, and the insurance proceeds available with respect to that damage equal or exceed the replacement cost of the Building and other Improvements at the time of such damage or destruction, then Tenant shall have the right to terminate this Lease by delivery of written notice of such termination to Landlord within thirty (30) days after such damage or destruction. Upon any such termination, Landlord shall be entitled to receive all insurance proceeds payable with respect to such damage or destruction, excluding the proceeds of any separate policy of insurance maintained by Tenant on its personal property, equipment or trade fixtures.

         13. Insurance. Tenant shall maintain, throughout the term of this Lease, a policy of "all-risk" property insurance on the Improvements in an amount equal to the full replacement cost of the Improvements. Tenant also shall maintain a policy of general public liability insurance with a single limit of liability of not less than $1,000,000 per occurrence, and shall maintain on all its personal property, business fixtures and equipment a policy of standard fire and extended coverage, with vandalism and malicious mischief endorsements, in an amount sufficient to meet the co-insurance requirements of such policy. All insurance to be maintained by Tenant under this paragraph 13 shall name Landlord and the holder of any deed of trust on the Premises as additional insureds, as their interests may appear. Tenant shall provide Landlord upon request with certificates (or upon request, copies) of the insurance policies required to be maintained under this paragraph 13.

         14. Taking for Public Use. If the entire Premises are taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title is vested in the condemning authority. If any part of the Premises is so taken and Tenant determines in its reasonable business judgment that the remainder thereof is unusable for the purposes for which the Premises are leased, then Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord within ninety (90) days after the date of such taking, time being of the essence.

         If any part of the Premises is so taken and this Lease is not terminated under the provisions of the preceding paragraph, then the rent shall be apportioned according to the ratio of the square footage of the floor area of the Building, if any, taken to the square footage of the floor area of the Building immediately prior to such taking, and Landlord shall, to the extent possible with any award of damages from such taking, restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purposes for which it is leased, and shall make all repairs to any Building damaged by such taking to the extent necessary to constitute the Building a complete architectural unit.

         All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for the lost value of Tenant's leasehold, for loss of business, or for depreciation to, damage to, the cost of removal of, or the value of stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, further, that no such claim shall diminish or otherwise adversely affect Landlord's award.

         15. Indemnity and Waiver. Each party shall protect, indemnify, defend and save the other party harmless from and against any and all claims, demands, causes of action and other expenses of any nature whatsoever (including attorneys' fees), for injury to or death of persons, or loss of or damage to property, occurring on or about the Premises, or in any manner growing out of or connected with such party's use and occupancy of said Premises, when not a result of the negligence or intentional misconduct of the party being indemnified.

         Tenant hereby releases and waives all claims against Landlord, its agents and employees, for injury or damage to person, property or business sustained in or about the Premises by Tenant, its agents or employees. Landlord shall not be responsible or liable for any event, act or omission to the extent covered by insurance maintained by Tenant, or required by this Lease to be maintained by Tenant, and Tenant shall require its insurers to include in Tenant's insurance policies effective waivers of subrogation rights for the benefit of Landlord, its agents and employees.

         16. Default. The occurrence of any one of the following shall constitute a default by Tenant:

                  (a) Failure to pay rent or any other amount payable under this Lease within ten (10) days after written notice that such amount is past due; or

                  (b) Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice thereof has been given to Tenant; provided, however, that if the default is not reasonably capable of being cured in thirty (30) days, Tenant shall not be in default if it commences the cure within that thirty (30) day period and diligently prosecutes the cure to completion.

         17. Landlord's Remedies. Landlord shall have the following remedies if Tenant defaults. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

                  (a) Landlord shall have the right to terminate Tenant's right of possession of the Premises without terminating this Lease, and as long as Landlord does not terminate this Lease, collect rent when due. Tenant shall surrender possession of the Premises to Landlord and Landlord shall have the right to enter the Premises after notice to vacate and after obtaining an order of ejectment or other legal authority and relet them. Tenant shall be liable immediately to Landlord for all costs Landlord shall incur in reletting the Premises including, without limitation, broker's commissions, expenses for remodeling required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of the Lease. Tenant shall pay to Landlord the rent due under this Lease on the date that the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph or surrender of possession of the Premises pursuant to this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. Landlord shall use reasonable efforts to relet the Premises upon reasonable terms. Tenant shall be responsible only for the costs of such items as carpet, paint and repair and maintenance items for which Tenant was responsible with respect to any reletting under this paragraph.

                  (b) Landlord shall have the right to terminate this Lease without notice to vacate (any right to which is hereby waived by Tenant) and Tenant's rights to possession of the Premises at any time, and reenter the Premises as described in subparagraph (a) hereinabove. No act by Landlord other than the giving notice of termination to Tenant shall terminate this Lease. Upon termination, Landlord shall have the right to pursue its remedies at law or in equity to recover of Tenant all amounts of rent then due or thereafter accruing and such other damages as are caused by Tenant's default. In particular, but not by way of limitation, Landlord may choose to accelerate rent due under this Lease after termination, with the measure of such accelerated rent being equal to the difference, if any, produced by subtracting the then-current market rent for the Premises from the rent reserved in this Lease, multiplying the positive difference, if any, by the remaining term of this Lease and reducing the product to present value at the rate paid for United States Treasury Notes in the most recently completed auction.

         Without limiting the foregoing, Tenant shall pay, upon demand, all cost and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing Tenant's obligations under this Lease. Landlord hereby waives all statutory and common law landlord lien rights with respect to Tenant's personal property, trade fixtures and inventory.

         18. Assignment and Subleasing. Tenant shall not sell, assign, pledge or hypothecate this Lease or sublease the Premises or any part thereof without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Any sale of the stock of Tenant which effects a change in the ownership thereof from such ownership as of the date of this Lease shall be deemed a violation of the foregoing provision unless Landlord consents to the sale in writing. Consent by Landlord to one assignment or subleasing shall not destroy or operate as a waiver of the prohibitions contained in this paragraph as to future assignments or subleases, and all such later assignments or subleases shall be made only with Landlord's prior written consent. In the event any assignment of this Lease or sublease of the Premises or any part thereof is made by Tenant, whether or not the same is consented to by Landlord, Tenant shall remain directly and primarily liable to Landlord for payment of all rent and other charges provided in this Lease, and for the faithful performance of all of the covenants and conditions of this Lease by any assignee or subtenant to the same extent as if the Lease had not been assigned or the Premises had not been subleased.

         19. Quiet Enjoyment. Provided Tenant performs all its covenants, agreements and obligations hereunder, Landlord will warrant and defend Tenant in the peaceful and quiet enjoyment of the Premises, subject to enforceable easements, restrictive covenants and rights of way, if any, against the lawful claims of all persons claiming under Landlord.

         20. Use Clause/Compliance by Tenant with Legal Requirements. Tenant shall use the Premises only for general office and warehouse purposes. Tenant shall not change the use of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord may withhold, condition or delay consent to any change of use which would violate any applicable law, ordinance, rule or restriction or which would pose an increased risk of injury or damage to persons or property, including, without limitation, an increased risk of introduction into or onto the Premises of Hazardous Materials. Tenant shall obey and comply with all laws, rules, regulations, ordinances and other legal requirements of all legally constituted authorities existing at any time during the Lease term. Tenant shall not cause or permit a nuisance to exist on or about the Premises, and shall at all times maintain the Premises in clean and attractive condition, properly dispose of all trash, refrain from burning anything on or about the Premises, refrain from engaging in any dangerous, illegal or immoral activities on or about the Premises and obey such other reasonable rules that Landlord may issue from time to time regarding Tenant's use of the Premises, provided that such rules shall not materially increase Tenant's obligations under this Lease or impair Tenant's use of the Premises in accordance with this Lease.

         21. Hazardous Materials. Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of on, in, or under the Premises, or transport to or from the Premises, any Hazardous Materials (as defined below), or allow any other person or entity to do so, other than in the ordinary course of Tenant's business on the Premises and in compliance with all local, state and federal laws, ordinances and regulations relating to Hazardous
Materials. Tenant shall comply with all local, state and federal laws, ordinances and regulations relating to Hazardous Materials on, in, under or about the Premises.

         Tenant shall promptly notify Landlord should Tenant receive notice of, or otherwise become aware of, any: (a) pending or threatened environmental regulatory action against Tenant or the Premises; (b) claims made or threatened by any third party relating to any loss or injury resulting from any Hazardous Material; or (c) release or discharge, or threatened release or discharge, of any Hazardous Material in, on, under or about the Premises.

         Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including attorneys' fees) directly or indirectly attributable to Tenant's failure to comply with this paragraph, including, without limitation: (a) all consequential damages; and (b) the costs of any required or necessary repair, cleanup or detoxification of the Premises, and the preparation and implementation of any closure, remedial or other required plan. The indemnity contained in this paragraph 21 shall survive the termination or expiration of this Lease.

         As used in this paragraph 21, the term "Hazardous Materials" shall mean any element, compound, mixture, solution, particle or substance which is dangerous or harmful or potentially dangerous or harmful to the health or welfare of life or environment, including but not limited to explosives, petroleum products, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation: (1) any substances defined as or included within the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "hazardous pollutants" or "toxic pollutants," as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, or any amendments thereto, or any regulations promulgated thereunder, and any other law or regulation promulgated by any federal, municipal, state, county or other governmental or quasi governmental authority and/or agency or department thereof; (2) any "PCBs" or "PCB items" (as defined in 40 C.F.R. ss.761.3); or (3) any "asbestos" (as defined in 40 C.F.R. ss.763.63).

         22. Limitation on Liability. Tenant shall look solely to the estate and interest of Landlord in the Premises for the collection of any judgment requiring the payment of money by Landlord for default or breach by Landlord under this Lease. Landlord shall be released from any further liability under this Lease upon a sale of the Premises.

         23. Automatic Subordination. This Lease is and shall be subordinate to any mortgage or deed of trust now of record or recorded after the date of the Lease affecting the Premises. Tenant shall execute and deliver to Landlord and Landlord's mortgagee any documentation requested by Landlord to confirm this subordination within fifteen (15) days after request by Landlord or Landlord's mortgagee. Landlord shall exercise reasonable efforts to obtain a written agreement from the holder of any mortgage or deed of trust now of record affecting the Premises by which such holder agrees not to disturb the tenancy of Tenant under this Lease so long as Tenant is performing its obligations under this Lease. In addition, Landlord shall obtain from the holder of any mortgage or deed of trust recorded after the date of this Lease affecting the Premises a written agreement by which such holder agrees not to disturb Tenant's tenancy under this Lease so long as Tenant is performing its obligations under this Lease, and Landlord shall exercise reasonable efforts to obtain in such non-disturbance agreement such holder's agreement that condemnation and insurance proceeds will be distributed as provided in this Lease.

         24. Waiver. The waiver by Landlord of any breach of any covenant or agreement herein contained shall not be a waiver of any other default concerning the same or any other covenant or agreement herein contained. The receipt and acceptance by Landlord of delinquent or partial rent shall not constitute a waiver of that or any other default.

         25. Notice. Any notice that either party desires or is required to give the other party shall be in writing and shall be deemed to have been sufficiently given if either served personally or sent by prepaid, registered or certified mail, addressed to the other party at the address set forth below:

               Landlord:      5257 Pit Road South
                              P.O. Box 880
                              Harrisburg, North Carolina 28075


               Tenant:




         Either party may change its address by notifying the other party of the change of address in the foregoing manner. Notices may be given by counsel for a party.

         26. Surrender and Holding Over. Upon the expiration or earlier termination of the Lease term, Tenant shall surrender possession of the Premises in as good a condition as delivered to it, reasonable wear and tear and damage by fire and other casualty excepted. If Tenant remains in possession of the Premises following the expiration or earlier termination of this Lease term with the consent of Landlord but without any written agreement between the parties, Tenant shall be only a tenant at will, and there shall be no renewal of this Lease or exercise of any option by operation of law.

         27. Applicable Law. This Lease has been entered into under, and shall be governed by, the laws of the State of North Carolina.

         28. Integration and Binding Effect. The entire agreement, intent and understanding between Landlord and Tenant is contained in the provisions of this Lease and any stipulations, representations, promises or agreements, written or oral, made prior to or contemporaneously with this Lease shall have no legal or equitable effect or consequence unless reduced to writing herein. The terms "Landlord" and "Tenant" and all pronouns relating thereto shall be deemed to mean and include corporations, partnerships and individuals as may fit the context and the masculine gender shall be deemed to include the feminine and the neuter and the singular number the plural.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed and sealed in their names as of the day and year first above written.


                                        PERFORMANCE PARK PARTNERS, LLC (SEAL)



                                        By:     __________________________(SEAL)
                                        Its: _______________________, Manager




                                        SPORTS IMAGE, INC.



                                        By:     _____________________________
                                        Its: _____________________, President
[CORPORATE SEAL]

ATTEST:

____________________________

________ Secretary

STATE OF ____________________

COUNTY OF ___________________


         I,  ________________________________________,  a Notary Public for said
County and State, do hereby certify that ___________________________, manager of Performance Park Partners, LLC, a North Carolina limited liability company, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of the company.

         WITNESS   my  hand  and   official   seal,   this  the  ______  day  of
_______________, 1997.


                                             ___________________________________
                                                     Notary Public

My commission expires:

_____________________

[NOTARIAL SEAL]



STATE OF ____________________

COUNTY OF ___________________


         This ______ day of _______________, 1997, personally came before me ___________________________________, who, being by me duly sworn, says that he is the ________ President of Sports Image, Inc., an Arizona corporation, and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company, and that said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said ________ President acknowledged the said writing to be the act and deed of said corporation.


                                             ___________________________________
                                                     Notary Public

My commission expires:

_____________________

[NOTARIAL SEAL]

                                    Exhibit B
                     Description of Plans and Specifications
                                   (attached)